As filed with the Securities and Exchange Commission on August 29, 2001
                                                Registration No. 333-___________
--------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            450 FIFTH STREET, N.W.
                            Washington, D.C. 20549

                                   ---------

                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                UNIVERSE2U INC.
            (Exact name of registrant as specified in its charter)

                                    NEVADA
        (State or other jurisdiction of incorporation or organization)

                                  88-0433489
                     (I.R.S. Employer Identification No.)

                     30 West Beaver Creek Road, Suite 109
                    Richmond Hill, Ontario, L4B 3K1 Canada
                           Telephone: (905) 881-3284

              (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                 CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------

                                                       Proposed
                                                       maximum     Proposed
                                    Amount of          offering    maximum         Amount of
Title of each class of              securities to be   price per   aggregate       registration
securities to be registered         registered         share       offering price  fee
----------------------------------------------------------------------------------------------

Common stock (1)                    1,500,000          $1.34 (2)   $2,010,000      $505
----------------------------------------------------------------------------------------------

TOTAL                                                                              $505
==============================================================================================

(1) In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plans described herein.

(2) Estimated in accordance with Rule 457(h) of the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee.

                                    PART I

                   INFORMATION REQUIRED IN THE SECTION 10(a)
                                  PROSPECTUS

ITEM 1.   Plan Information.*

ITEM 2.   Registrant Information and Incentive Plan Annual Information.*

-----------
*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to
Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   Incorporation of Documents by Reference

Universe2U Inc. (the "Registrant") and the Universe2U Inc. 2000 Equity Incentive Plan (the "Plan") hereby incorporate by reference in this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

  (1) the Registrant's Annual Report on Form 10-K filed pursuant to Section
13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), for its fiscal year ended December 31, 2000;

  (2) the Registrant's Quarterly Reports on Form 10-Q filed for the quarters ended March 31, 2001 and June 30, 2001;

  (3) the Registrant's Current Reports on Form 8-K filed with the Commission on August 6, 2001, June 13, 2001, March 20, 2001 and March 14, 2001; and,

  (4) the description of the Registrant's Common Stock, par value $.00001 cents per share, contained in the Registrant's Registration Statement on Form SB-2/A, filed with the Commission on December 28, 2000, pursuant to Section 12(b) of the Exchange Act, and all amendments and reports filed for the purpose of updating such description.

  All documents subsequently filed by the Registrant with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Any of the foregoing documents will be furnished to participants in the Plans without charge, upon written or oral request.

ITEM 4.   Description of Securities

          Not applicable.

ITEM 5.   Interests of Named Experts and Counsel

On June 9, 2000, U.S. securities counsel for the Company, Wuersch & Gering LLP, was granted options exercisable for 50,000 shares of Company common stock at a purchase price of $.01 per share. Such options vested and became exercisable on June 9, 2001. The shares of common stock underlying such option have not been registered for resale and the Company has no present intention of registering such shares for resale. The engagement of the law firm of Wuersch & Gering LLP was not made on a contingent basis in connection with the registration or offering of securities hereunder, nor is such law firm to receive an interest in the Company in connection with the offering hereunder.

The legality of the shares of Common Stock issuable under the Plan has been passed upon for the Registrant by Wuersch & Gering LLP.

ITEM 6.   Indemnification of Directors and Officers

In accordance with Section 78.037 of the Nevada Revised Statutes ("NRS"),
Article IX of our by-laws provides that no director or officer of Universe2U be personally liable to Universe2U or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (1) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (2) the payment of distributions in violation of NRS Section 78.300, which provides that (a) the directors of a corporation shall not make distributions to stockholders except as provided by this chapter; and (b) in case of any willful or grossly negligent violation of the provisions of this section, the directors under whose administration the violation occurred, excepting dissenters to those acts, are jointly and severally liable, at any time within three (3) years after each violation, to the corporation, and, in the event of its dissolution or insolvency, to its creditors at the time of the violation, or any of them, to the lesser of the full amount of the distribution made or of any loss sustained by the corporation by reason of the distribution to stockholders. In addition, our amended Articles of Incorporation provides that if the Nevada Revised Statutes are amended to authorize the further elimination or limitation of the liability of directors and officers, then the liability of a director and/or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada Revised Statutes, as so amended.

Article IX of our amended and restated by-laws provides for indemnification by Universe2U of its officers and certain non-officer employees under certain circumstances against expenses, including attorneys fees, judgments, fines and amounts paid in settlement, reasonably incurred in connection with the defense or settlement of any threatened, pending or completed legal proceeding in which any such person is involved by reason of the fact that such person is or was an officer or employee of Universe2U if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Universe2U, and, with respect to criminal actions or proceedings, if such person had no reasonable cause to believe his or her conduct was unlawful.

We have also entered into indemnification agreements with each of our directors and certain of our executive officers. These agreements provide that we indemnify each of our directors and such officers to the fullest extent permitted under law and our by-laws, and provide for the advancement of expenses to each director and each such officer. We have also obtained directors and officers insurance against certain liabilities.

             DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act may be permitted towards directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue. The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
    (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ITEM 7. Exemption from Registration Claimed

    Not applicable.

ITEM 8. Exhibits

Exhibits: Incorporated herein by reference to the List of Exhibits following the signature pages hereto.


ITEM 9.  Undertakings

  For purposes of registration of securities under Rule 415 promulgated under the Securities Act, the undersigned registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

    Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                  SIGNATURES

  The Registrant. Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Richmond Hill, Ontario, on August 23, 2001.

                                    Universe2U Inc.

                                    By:/s/ Kim Allen
                                      -------------------------------------
                                      Name:  Kim Allen
                                      Title: Chief Executive Officer and
                                             Chief Financial Officer

  Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated as of August 23, 2001.


Signature and Title                                       Date
-------------------                                       ----


/s/ Angelo Boujos
------------------------------------
Angelo Boujos, Chairman                                      August 23, 2001

/s/ Kim Allen
------------------------------------
Kim Allen, Director, CEO, and Principal Financial Officer    August 23, 2001

/s/ Jeff Rosenthal
------------------------------------
Jeff Rosenthal, President                                    August 23, 2001


------------------------------------
Paul Pathak, Director

/s/ Connie Colangelo
------------------------------------
Connie Colangelo, Director                                   August 23, 2001

/s/ Barry W. Herman
------------------------------------
Barry W. Herman, Director                                    August 22, 2001

/s/ Anthony Palumbo
------------------------------------
Anthony Palumbo, Director                                    August 28, 2001


------------------------------------
Frederick T. Kasravi, Director

Exhibit No.    Description
------------   ------------

4.1 Certificate of Amendment to the Articles of Incorporation, as filed with the Commission as Exhibit 4.1 to the Company's Registration Statement on Form S-3 filed on August 6, 2001, is hereby incorporated by reference thereto.

4.2            Amended and Restated by-laws as filed with the Commission as
               Exhibit 4.2 to the Company's Registration Statement on Form S-3 filed on August 6, 2001, is hereby incorporated by reference thereto.

5.1            Opinion of Wuersch & Gering, LLP.

10.24 Universe2U Inc. 2000 Equity Incentive Plan, as filed with the Commission as Exhibit B to the Company's Definitive Proxy, filed on April 27, 2001, is hereby incorporated by reference thereto.

23.1           Consent of Wuersch & Gering, LLP (see Exhibit 5.1)